Exhibit 99.1

Alternus Energy Reports Third Quarter 2023 Financial Results

Dublin, 28 November 2023 -- International Renewable Independent Power Producer (IPP) Alternus Energy Group Plc (OSE: ALT) (the “Company” or “Alternus”) today announced unaudited U.S. GAAP financial results for the third quarter of 2023 under the US GAAP format.

Q3 2023 Highlights

●	Power production decreased by 5.4% YoY to 157 MWh due primarily to weather variances in Poland and the Netherlands.

●	Revenue decreased by $1.9 million (15.3%) to $10.5 million compared to the same reporting period last year primarily because of lower electricity pricing in Poland and from lower irradiation levels due to seasonal weather conditions in Poland and the Netherlands.

●	Gross profit increased by $0.5 million (6.4%) to $8.3 million resulting in gross margin of 79.0% as reduced revenues were offset by tightly controlled project operating costs.

●	Selling and general expenses increased by $1 million (41%) YoY as the company grew personnel and infrastructure to drive development activities. The Company also incurred one-time expenses in preparation for its U.S. listing on the Nasdaq stock exchange.

●	Positive EBITDA of $5.1 million was down from positive of $5.5 million in the same reporting period last year, reflecting the higher selling and general expenses offset by increased gross margins in the period.

●	Net Loss of $16.3 million versus net loss of $0.4 million for the same period previous year, resulting from 1) a one-time charge of circa $11 million related to waiver costs associated with the green bonds and 2) increases in interest costs of $4.4 (76%) million YoY due to higher interest rates incurred versus the same period last year.

●	Intensified focus on growing the pipeline of higher margin projects in select European markets and optimizing the asset portfolio by strategically reorienting available resources.

●	Increased the pipeline of near-term acquisitions of operating and ready-to-build projects in North America by taking advantage of higher equity returns made available by the Inflation Reduction Act and the U.S. Department of Energy’s support for renewable energy infrastructure.

Commenting on results, Vincent Browne, Chairman and Group CEO, said: “Results in the quarter once again showed the predictability and high margins characteristic of solar projects, a cornerstone of our business model. Once operating, our solar parks generate a steady stream of clean power, revenues and gross margins over the long-term, enabling the use of debt as appropriate to enhance equity returns. The current higher interest environment means that certain projects, particularly in low irradiation countries such as Netherlands and Poland, are no longer economic for Alternus. Therefore, we will concentrate our future growth efforts on higher-equity-return projects in our current 300 MWp development portfolio in Europe. We will also accelerate the acquisition pipeline of construction-ready projects in the U.S. and Europe, where we can earn over ten times better returns for the same equity deployed. As a result of this higher returns focus, as previously announced, Alternus plans to divest its operating parks in Poland and the Netherlands. Happily, we expect proceeds of approximately €70 million versus the €60 million we had previously indicated. 100% of the net proceeds from sale will be used to pay down debt and strengthen our balance sheet.”

“We still intend to soon complete our pending business combination with Clean Earth, at which time the proceeds and Nasdaq listing will further strengthen our balance sheet and enhance future funding options. We intend to enter 2024 on a springboard for growth, with our markets poised for expansion with unprecedented regulatory and commercial support. These tailwinds underpin our goal to reach 3GWp of operating assets within the next five years,” Mr. Browne concluded.

Diversified Portfolio of Assets

The table below summarizes the Company’s diversified portfolio of assets as of 30 September 2023.

	Operating (MWs DC)	Pre-Construction (<12 mths) (MWs DC)	Q3 ‘23 Clean Power Generated (GWh)	Q3 ‘23 Revenue (USD mil)	Q3 ‘23 Gross Profit (USD mil)
Poland	88.4		35.0	3.0	2.0
Romania	40.1		17.5	5.2	4.5
Netherlands	25.4		8.1	1.1	0.8
Italy	10.5	210	3.6	1.2	1.0
Spain	--	32	--	--
Germany	0.7		0.2	--	--
U.S.A.	1.1	45	0.6	--	--
Total	166.2	287	65.0	10.5	8.3

Asset performance was stable versus earlier periods, reflecting the high level of visibility and predictability of the Company’s business model.

Third Quarter 2023 Results

The table below summarizes the Company’s financial performance for the third quarter of 2023.

	Q3 2023	Q3 2022	$ Change	% Change
Revenues	10.5	12.4	(1.9)	(15)%
Cost of Sales	(2.2)	(4.6)	2.4	(53)%
Gross Profit	8.3	7.8	0.5	7%
Gross Margin	79%	63%	-	26%
Selling and General Expenses	(3.2)	(2.3)	(0.9)	41%
EBITDA	5.1	5.5	(0.4)	(7)%

Interest Charges	(7.5)	(4.4)	(3.1)	71%
Depreciation and amortization	(2.0)	(2.0)	0.0	(2)%
Total Other Expense	(11.9)	0.6	(12.5)	(2,210)%
Net Loss	(16.3)	(0.4)	(15.9)	4,466%

Subsequent Events - Additional Funding

In October 2023, the Company approved the issuance by one of its US subsidiaries of secured debt in the principal amount of $3,150,000 having a maturity date of no later than June 30, 2024. The holder of the note has also been granted the right to receive warrants, conditional upon, and only issued at, the close of the business combination between the Company and Clean Earth Acquisitions Corp. (CLIN) to purchase up to (i) 100,000 shares of common stock of CLIN at an exercise price of $11.50 per share and having a 5 year term, and (ii) 300,000 shares of common stock of CLIN at an exercise price of $0.01 per share and having a 3 year term.  Alternatively, should the business combination not be complete by the expiry date, the holder will be issued warrants to purchase up to 394,819 ordinary shares of Alternus Energy Group at an exercise price of NOK 5.00 per share and having a 10-year term.  The debt is secured by a parent company guarantee and Chief Executive Officer and primary insider, Vincent Browne, has pledged certain shares as further collateral. Proceeds are to be used for general working capital purposes and ongoing listing costs.

In November 2023, the Company approved the issuance by one of its US subsidiaries of secured debt in the principal amount of $3,302,810 for an original purchase price of $2,972,529 and having a maturity date of no later than April 28, 2024. The proceeds were used for the purchase of solar projects project rights and options in the US.

Solis Bond Waivers Extended

In October of 2023, the bondholders voted to approve the resolutions for the extension of the waivers to the Solis Bond Terms to December 16, 2023.

About Alternus Energy Group

Alternus is a transatlantic clean energy independent power producer. Headquartered in Ireland, we currently develop, install, own, and operate utility scale solar parks in Europe and the US. Our highly motivated and dynamic team at Alternus have achieved rapid growth in recent years. Building on this, our goal is to reach 3GW of operating projects within five years through continued organic development activities and targeted strategic opportunities. Our vision is to become a leading provider of 24/7 clean energy delivering a sustainable future of renewable power with people and planet in harmony. For more information visit www.alternusenergy.com.

Business Combination Agreement

On October 12, 2022, Clean Earth entered into a definitive business combination agreement (as amended on April 12, 2023) with Alternus and Clean Earth Acquisitions Sponsor LLC, which, upon stockholder approval, will result in Alternus becoming a publicly traded company. Upon closing of the transaction, which is expected to occur shortly after the Special Meeting, and subject to the terms of the business combination agreement, Clean Earth will be renamed “Alternus Clean Energy Inc.” An application for listing on the Nasdaq Capital Market of the combined company’s common stock and warrants under the new ticker symbols “ALCE” and  “ALCEW,” respectively, is expected to be effective upon consummation of the Business Combination.

About Clean Earth Acquisitions Corp.

Clean Earth Acquisitions Corp. is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, focused on identifying and developing a strategic partnership with a business that participates in the global energy transition ecosystem that is facilitating the way that energy is produced, stored, transmitted, distributed, and consumed, all while reducing or mitigating greenhouse gas emissions. For more information visit www.cleanearthacquisitions.com.

Forward-Looking Statements

Certain statements included in this notice that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Alternus’ growth, prospects and the market for solar parks and other renewable power sources. These statements are based on various assumptions, whether or not identified in this notice, and on the current expectations of the respective management teams of Alternus and Clean Earth and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Alternus and Clean Earth.

These forward-looking statements are subject to a number of risks and uncertainties, including: the impact of reduction, modification or elimination of government subsidies and economic incentives (including, but not limited to, with respect to solar parks); the impact of decreases in spot market prices for electricity; dependence on acquisitions for growth in Alternus’ business; inherent risks relating to acquisitions and Alternus’ ability to manage its growth and changing business; risks relating to developing and managing renewable solar projects; risks relating to photovoltaic plant quality and performance; risks relating to planning permissions for solar parks and government regulation; Alternus’ need for significant financial resources (including, but not limited to, for growth in its business); the need for financing in order to maintain future profitability; the lack of any assurance or guarantee that Alternus can raise capital or meet its funding needs; Alternus’ limited operating history; risks relating to operating internationally, include currency risks and legal, compliance and execution risks of operating internationally; the potential inability of the parties to successfully or timely consummate the proposed business combination; the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed business combination; the approval of the stockholders of Clean Earth is not obtained; the risk of failure to realize the anticipated benefits of the proposed business combination; the amount of redemption requests made by Clean Earth’s stockholders exceeds expectations or current market norms; the ability of Alternus or the combined company to obtain equity or other financing in connection with the proposed business combination or in the future; the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; the risk that the proposed business combination disrupts current plans and operations as a result of the announcement and consummation of the Transaction; costs related to the proposed business combination; the impact of the global COVID-19 pandemic; the effects of inflation and changes in interest rates; an economic slowdown, recession or contraction of the global economy; a financial or liquidity crisis; geopolitical factors, including, but not limited to, the Russian invasion of Ukraine; global supply chain concerns; the status of debt and equity markets (including, market volatility and uncertainty); and other risks and uncertainties, including those risks to be included under the heading “Risk Factors” in the Proxy Statement and also those included under the heading “Risk Factors” in Clean Earth’s final prospectus relating to its initial public offering dated February 23, 2022 and other factors identified in Clean Earth’s prior and future filings with the SEC, available at www.sec.gov.

If any of these risks materialize or Clean Earth’s and Alternus’ assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Clean Earth nor Alternus presently know, or that neither Clean Earth nor Alternus currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Clean Earth’s and Alternus’ expectations, plans or forecasts of future events and views as of the date of this notice. Clean Earth and Alternus anticipate that subsequent events and developments will cause Clean Earth’s and Alternus’ assessments to change. However, while Clean Earth and Alternus may elect to update these forward-looking statements at some point in the future, Clean Earth and Alternus specifically disclaim any obligation to do so. Neither Clean Earth nor Alternus anticipate that subsequent events and developments will cause Clean Earth’s and Alternus’ assessments to change. However, while Clean Earth and Alternus may elect to update these forward-looking statements at some point in the future, Clean Earth and Alternus specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Clean Earth’s or Alternus’ assessments of any date subsequent to the date of this notice. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Additional Information About the Business Combination and Where to Find It

In connection with the Business Combination, on November 13, 2023, Clean Earth filed a definitive Proxy Statement with the SEC relating to the Business Combination. Clean Earth has mailed or will mail the Proxy Statement and other relevant documents to its stockholders as of the Record Date for voting on the Business Combination. This communication does not contain all the information that should be considered concerning the Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of transactions contemplated by the business combination agreement. Clean Earth stockholders and other interested persons are advised to read the Proxy Statement and other documents filed in connection with the Business Combination, as these materials contain important information about Clean Earth, Alternus and the Business Combination. Clean Earth stockholders are able to obtain copies of the Proxy Statement, and other documents filed with the SEC, once available, without charge at the SEC’s website at www.sec.gov, or by directing a request to: Clean Earth Acquisitions Corp., 12600 Hill Country Blvd, Building R, Suite 275, Bee Cave, Texas 78738, Attention: Martha Ross, CFO & COO, telephone: (800) 508-1531. The information contained on, or that may be accessed through, the websites referenced in this communication is not incorporated by reference into, and is not a part of, this communication. Before making any voting or investment decision, investors and security holders of Clean Earth are urged to carefully read the entire Proxy Statement and other documents filed in connection with the Business Combination with the SEC, because they contain important information about the proposed transaction and the related stockholder proposals.

Participants in the Solicitation

Clean Earth, Alternus and their respective directors and executive officers may be deemed participants in the solicitation of proxies from Clean Earth’s stockholders in connection with the Business Combination. Information regarding the directors and executive officers of Clean Earth and their ownership of Clean Earth common stock is set forth in Clean Earth’s final prospectus filed with the SEC on November 19, 2021, in connection with Clean Earth’s initial public offering. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Clean Earth’s stockholders in connection with the Business Combination will be s included in the proxy statement that Clean Earth intends to file with the SEC. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Business Combination will be included in the proxy statement that Clean Earth intends to file with the SEC. You may obtain free copies of these documents as described above.

No Offer or Solicitation

This communication is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination and shall not constitute an offer to sell or a solicitation of an offer to buy any securities nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

For More Information:

Alternus Energy Investor Relations

ir@alternusenergy.com

+1 (913) 815-1557

Clean Earth Acquisitions Corp.

Matthew Devereaux

inbound@cleanearthacquisitions.com

+1 (800) 508-1531

The Blueshirt Group

alternus@blueshirtgroup.com

+1 (323) 240-5796

ALTERNUS ENERGY GROUP PUBLIC LIMITED COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(in thousands, except share and per share data)

(Unaudited)

	As of September 30,	As of December 31,
	2023	2022
ASSETS
Current Assets
Cash and cash equivalents	$3,886	$2,987
Accounts receivable, net	4,597	5,916
Unbilled energy incentives earned	5,883	4,954
Prepaid expenses and other current assets	6,144	4,409
Taxes recoverable	2,620	1,876
Total Current Assets	23,130	20,142

Property and equipment, net	163,131	161,793
Right of use asset	9,377	9,700
Goodwill	1,743	1,758
Restricted cash	5,027	6,598
Other receivable	-	1,272
Capitalized development cost and other long-term assets, net	9,308	7,266
Total Assets	$211,716	$208,529

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$11,854	$14,438
Accrued liabilities	22,521	9,884
Taxes payable	1,200	1,135
Deferred income	5,883	4,954
Right of use liability - Short Term	635	556
Green bonds, Convertible and non-convertible promissory notes, net	194,918	17,296
Total Current Liabilities	237,011	48,263

Green bonds	-	149,481
Convertible and non-convertible promissory notes, net	11,476	21,281
Right of use liability - long term	8,710	8,872
Asset retirement obligations	1,534	1,461
Total Liabilities	$258,731	$229,358

Shareholders’ Equity/(Deficit)
Ordinary shares, $0.012 par value, 100,000,000 authorized as of September 30, 2023 and December 31, 2022; 26,325,738 issued and outstanding as of September 30, 2023. Preferred shares, $0.011 par value, 100,000,000 authorized as of September 30, 2023.	$305	$305
Additional paid in capital	52,006	52,006
Foreign Currency Translation Reserve	(26)	(612)
Accumulated deficit	(98,140)	(72,028)
Non-controlling interest	(1,160)	(500)
Total Shareholders’ (Deficit)	$(47,015)	$(20,829)
Total Liabilities and Shareholders' Deficit	$211,716	$208,529

ALTERNUS ENERGY GROUP PUBLIC LIMITED COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2023	2022	2023	2022
Revenues	$10,478	$12,372	$27,799	$30,483

Operating Expenses
Cost of revenues	(2,157)	(4,596)	(6,545)	(9,631)
Selling, general and administrative	(3,128)	(2,276)	(10,122)	(6,429)
Depreciation, amortization, and accretion	(1,966)	(2,041)	(5,586)	(6,723)
Development Costs	(218)	(216)	(1,223)	(216)
Loss on disposal of asset	-	107	-	28
Total operating expenses	$(7,469)	$(9,022)	$(23,476)	$(22,971)

Income from operations	3,009	3,350	4,323	7,512

Other income/(expense):
Interest expense	(7,455)	(4,380)	(19,253)	(13,120)
Other income	74	1,507	318	1,934
Solis bond waiver fee	(11,113)	-	(11,113)
Other expense	(863)	(943)	(1,047)	(1,129)
Total other expense	$(19,357)	$(3,816)	$(31,095)	$(12,315)
Income/(Loss) before provision for income taxes	(16,348)	(466)	(26,772)	(4,803)
Income taxes	-	-	-	-
Net income/(loss)	$(16,348)	$(466)	$(26,772)	$(4,803)

Net income/(loss) attributable to non-controlling interest	(415)	(35)	(660)	(330)
Net income/(loss) attributable to Alternus Energy Group	$(15,933)	$(431)	$(26,112)	$(4,473)

Basic (loss) per share	$(0.61)	$(0.02)	$(0.99)	$(0.17)

Weighted average shares outstanding:
Basic shares	26,325,738	26,358,375	26,325,738	26,358,375

Comprehensive loss:
Net loss	(15,933)	(431)	(26,112)	(4,473)
Foreign currency translation adjustment	(2,246)	(2,199)	586	(3,755)
Comprehensive income/(loss)	$(18,719)	$(2,630)	$(25,526)	$(8,228)